Press Release
CONTACT:
Barbara M. Conley
Senior Vice President and General Counsel
First Business Financial Services, Inc.
608-232-5902
bconley@firstbusiness.com

First Business Financial Services Inc. Names David Papritz to Serve as CFO of the $1.3 Billion Midwest Bank
MADISON, WI - September 9, 2014 (GLOBE NEWSWIRE) - First Business Financial Services, Inc. (“First Business”) (NASDAQ: FBIZ), today announced the appointment of David R. Papritz as Chief Financial Officer and Senior Vice President of Corporate Development, effective Sept. 23, 2014.
Papritz brings to First Business more than 25 years of financial services and investor relations experience with leading commercial banking and financial services firms based in and around Chicago, Illinois. Most recently, he served as Group Senior Vice President, Director of Corporate Development and Investor Relations, with Taylor Capital Group/Cole Taylor Bank.
“David’s experience and expertise are an ideal fit for First Business as we focus on strategic growth opportunities that deliver long-term shareholder value while enhancing our client offerings,” said Corey Chambas, President and Chief Executive Officer. “Throughout his career, David has established an impressive track record of successful execution, consistently delivering results and helping organizations grow in smart, sustainable, and financially sound ways. We are delighted that our unique and focused entrepreneurial business banking franchise has attracted such a high caliber talent.”
Papritz has deep and varied experience as a financial services executive. In his most recent role at Taylor Capital Group, Papritz was hired to lead an effort to grow through strategic acquisitions of other banking organizations and specialty lending businesses, while also enhancing fee-income generation opportunities.
Prior to that, he served as a managing director with Raymond James & Associates, where he delivered advisory counsel and services to senior-level executives and boards of directors at community banks with assets ranging between $150 million and $20 billion.
Previously, he spent nearly 20 years with LaSalle National Corporation/ABN Amro North America, serving in a range of roles with increasing responsibility. During his tenure at LaSalle as Group Senior Vice President, his primary focus was expanding the company through a program of strategic acquisitions that led to asset growth in excess of $50 billion through multiple acquisitions executed over a decade.
Papritz received a BA in English and Business Management from Luther College and an MBA from Northwestern University Kellogg Graduate School of Management.
Papritz will replace First Business CFO James Ropella, who last February announced his plans to retire after 14 years as Chief Financial Officer. Ropella helped lead First Business through a period of high performance and growth, during which the company grew from a $300 million asset bank to a $1.3 billion asset publicly traded company. To help facilitate a seamless transition, Ropella will remain employed with the bank as a senior vice president through the end of this year, and will be retained in a consulting capacity in 2015.

“Jim’s contributions to First Business need to be measured not only by the company’s successful growth and performance during his tenure, but by the unique corporate culture he’s helped us to build and nurture during his 14 years with First Business,” Chambas noted. “I’m very pleased that our leadership team and I will continue to benefit from Jim’s advice and counsel.”

About First Business Financial Services, Inc.
First Business Financial Services (NASDAQ:FBIZ) is a $1.3 billion Wisconsin-based bank holding company that specializes in focused financial solutions for businesses, key executives, and high net worth individuals through its operating companies. Its companies include: First Business Bank - Madison; First Business Bank - Milwaukee; First

Business Bank - Northeast; First Business Trust & Investments; First Business Equipment Finance, LLC; and First Business Capital Corp. For additional information, visit www.firstbusiness.com or call (608) 238-8008.

The First Business Financial Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=25434
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